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                                                                  Exhibit 10(ff)

CONFIDENTIAL TREATMENT - Asterisked material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Note: this draft may be restated by agreement of the parties to correct typos and other minor errors.

                     MICROSOFT COMMERCIAL ALLIANCE AGREEMENT


         THIS AGREEMENT ("Agreement") is made and entered into by and between CHECKFREE CORPORATION ("CHECKFREE"), a Delaware corporation, and MICROSOFT CORPORATION ("MICROSOFT"), a Washington, U.S.A. corporation. The "Effective Date" of this Agreement shall be immediately after the Effective Time of the Merger Agreement (defined below).

                                    RECITALS

         i. CHECKFREE is a provider of consumer electronic payment services.

         ii. MICROSOFT is a provider of software for personal computers, and has an online presence through its MSN network.

         iii. CHECKFREE, MICROSOFT, and other entities are parties to that certain Agreement and Plan of Merger and Contribution Agreement dated February 15, 2000 (the "Merger Agreement"). Effective upon consummation of the transactions contemplated by the Merger Agreement, CHECKFREE and MICROSOFT desire to enter into a long-term relationship, the terms of which are set forth in this Agreement.

                                    AGREEMENT

         For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


1.       DEFINITIONS

         1.1 "Automated Clearinghouse" shall mean automated clearing house.

         1.2 "API" shall have the meaning set forth in Section 2.3.

         1.3 "Applicant" shall have the meaning set forth in Exhibit 2.

         1.4 "Arbitration Panel" shall have the meaning set forth in Exhibit 2.

         1.5 "Banking Business Day" shall have the meaning set forth in Exhibit
3.

         1.6 "Bill Presentment and Payment" or "BPP" shall mean an Interactive Service (i) by which the user is presented with a bill [(including amount due, biller name, due date, user's account number with payee if any) for goods or services together with a means to pay or order payment of that bill pursuant to payment instructions entered by the user including amount of payment, date and source account, and (ii) which Interactive Service provides bills from two or more separate sources.

         1.7 "Business Day" shall have the meaning set forth in Exhibit 2.

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         1.8 "Businesses" shall mean small businesses, sole proprietorships, partnerships, corporations, limited liability companies, or other such entities.

         1.9 "Capital Stock" shall the meaning set forth in Section 12.1(b) of the Merger Agreement.

         1.10 "Change of Control" shall have the meaning set forth in Section 18.4.

         1.11 "CheckFree Error" shall have the meaning set forth in Exhibit 3.

         1.12 "CHECKFREE Indemnified Claims" shall have the meaning set forth in
Section 15.2(a).

         1.13 "CHECKFREE PA and BPP Services" shall mean the back end services for Pay Anyone and Bill Presentment and Payment that CHECKFREE offers to Internet portal providers or to other providers of interactive services as of the Effective Date of this Agreement, and for which wholesale pricing is listed in Exhibit 1 hereto. CHECKFREE PA and BPP Services shall also include improved versions thereof released by CHECKFREE during the Term, but shall specifically exclude any new services added after the Effective Date. For example (but without limitation), future versions of CHECKFREE PA and BPP Services relating to Pay Anyone shall be deemed CHECKFREE PA and BPP Services despite changes to such services to improve the speed of paper check production, but CHECKFREE PA and BPP Services shall not include back end support for person-to-person electronic payments because CHECKFREE does not offer such services as of the Effective Date. CHECKFREE PA and BPP Services shall include support services delivered in connection therewith as set forth in Exhibit 1.

         1.14 "CHECKFREE Patents" shall mean any and all patents owned or licensable by CHECKFREE during the Term of this Agreement.

         1.15 "CHECKFREE Services" shall mean the CHECKFREE PA and BPP Services, plus any future back end DDA to DDA payment services delivered by CHECKFREE to MICROSOFT that may be agreed upon by the parties pursuant to this Agreement.

         1.16 "Confidential Information" shall have the meaning set forth in
Exhibit 4.

         1.17 "Consumers" shall mean individual persons, and shall not include small businesses, sole proprietorships, partnerships, corporations, limited liability companies, or other such entities.

         1.18 "CSP" shall have the meaning set forth in Section 9.2.

         1.19 "DDA" shall mean a demand deposit account with a financial institution.

         1.20 "Designated Group" shall have the meaning set forth in Section 12.1(d) of the Merger Agreement.

         1.21 "Dispute" shall have the meaning set forth in Exhibit 2.

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         1.22 "Exclusive Services" shall mean CHECKFREE PA and BPP Services, excluding the services that MICROSOFT may procure from third parties (or itself provide) pursuant to the exceptions referenced and/or included in Section 3.

         1.23 "First Tier Support" shall have the meaning set forth in Exhibit 1 hereto.

         1.24 "First Version" shall have the meaning set forth in Section 9.1.

         1.25 "Hosting" shall have the meaning set forth in Section 3(d).

         1.26 "Included Services" shall have the meaning set forth in Exhibit 1 hereto.

         1.27 "Indemnified Party" shall have the meaning set forth in Section 15.3.

         1.28 "Indemnifying Party" shall have the meaning set forth in Section 15.3.

         1.29 "Intellectual Property Arbitrator" shall have the meaning set forth in Exhibit 2.

         1.30 "Interactive Service" shall mean a service accessed with electronic devices (whether now known or hereafter developed) which devices allow the user to view information and respond with additional information, whether during a single session or at additional future sessions. Such devices shall include, without limitation, computers, personal digital assistants, automated teller machines, screen telephones, mobile screen telephones, and Internet-enabled televisions.

         1.31 "Knowledge" shall have the meaning set forth in Section 12.1(h) of the Merger Agreement.

         1.32 "License Agreement" shall have the meaning set forth in the Merger Agreement.

         1.33 "MICROSOFT Customer Information" shall have the meaning set forth in Section 12.1.

         1.34 "MICROSOFT Indemnified Claims" shall have the meaning set forth in
Section 15.1(a).

         1.35 "MICROSOFT Platforms" shall have the meaning as set forth in
Section 9.2 herein.

         1.36 "MICROSOFT Services" shall mean any and all services and products offered by MICROSOFT, or by third parties pursuant to an agreement with MICROSOFT, that utilize CHECKFREE Services.

         1.37 "MSN Payment Service" shall have the meaning set forth in Section
2.1 herein.

         1.38 "Pay Anyone" or "PA" shall mean an Interactive Service through which the user may make payment(s) from the user's DDA to any other person without the need for the electronic presentment of a bill in connection with such payment, where the user enters payment instructions including payment amount, source account, date of payment, payee, account number of payee (if any), and the Interactive Service accepts and completes the payment per the instructions.

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         1.39 "Payment Research Case" shall have the meaning set forth in
Exhibit 3.

         1.40 "Penalties" shall have the meaning set forth in Exhibit 7.

         1.41 "Preferred Platform" shall have the meaning as set forth in
Section 9.1 herein.

         1.42 "Preferred Supplier" shall mean a supplying party that has a ninety (90) day exclusive negotiation period in which to execute an agreement with the receiving party to provide a given service to a receiving party, provided that the receiving party shall have the ultimate discretion to select its supplier (and/or to provide such services itself). Such 90 day period shall be conducted as in the following example: if the receiving party desires services or products for which the supplying party is the Preferred Supplier pursuant to the terms of this Agreement, the receiving party shall notify the supplying party thereof in writing setting forth in reasonable detail the particular services or products desired, and the parties shall have a 90 day exclusive negotiation period thereafter in which to reach agreement.

         1.43 "Second Tier Support" shall have the meaning set forth in Exhibit 1 hereto.

         1.44 "Subsidiary" shall mean any corporation, partnership, joint venture or other entity in which a party (i) owns, directly or indirectly, greater than fifty percent (50%) of the outstanding voting securities or equity interests, or (ii) is a general partner. "Subsidiary" shall not include any entity that would otherwise be a Subsidiary, but such entity is registered under the Securities Exchange Act of 1934, as amended, and such entity is operated as a separate company (e.g., Expedia, Inc. is operated by MICROSOFT as a separate company), unless such entity is a successor to MICROSOFT, or unless such entity is MSN or a successor to all or substantially all of the business of MSN.

         1.45 "[*] Credit" shall have the meaning set forth in Section
7.3(a).

         1.46 "Term" shall have the meaning set forth in Section 18.1.

         1.47 "Year 1", "Year 2" etc. shall have the meaning set forth in
Section 7.2.

         1.48 All other initially capitalized terms (except capitalized proper names) shall have the meanings assigned to them in this Agreement.


2.       MICROSOFT'S INTEGRATION AND USE OF CHECKFREE SERVICES

         2.1 MSN Payment Service. MICROSOFT shall create and implement a Web-based payment service targeted at Consumers to be offered by MICROSOFT within the MoneyCentral area of MSN that utilizes the CHECKFREE PA and BPP Services (the "MSN Payment Service"). MICROSOFT shall offer the MSN Payment Service directly to Consumers on MSN, and may distribute and/or offer the MSN Payment Service to or through any third party intermediaries, either under the MSN brand, other MICROSOFT brand(s), and/or third party brands. In addition, MICROSOFT may (but shall not be required to) integrate or utilize the CHECKFREE PA and BPP Services with other services on MSN, and with such other products and services as determined by MICROSOFT.

* Portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


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         2.2 Passport. MICROSOFT shall utilize its Passport service for authentication of users of the MSN Payment Service as offered on MSN. Users, at their option, may elect to provide the additional authentication information required to access payment applications and services. MICROSOFT shall use all commercially reasonable efforts to promote the availability of the MSN Payment Service as a benefit of providing the additional authentication information. The parties acknowledge that use of Passport's support of the CHECKFREE PA and BPP Services is non-exclusive, and that third party applications or services that include payment functionality (which payment functionality may include, without limitation, credit cards and merchant-provided payment such as "one click shopping") may also request that users provide additional authentication information which will be stored and accessed via Passport.

         2.3 Hotmail. MICROSOFT anticipates that the Hotmail electronic mail system may be used for secure delivery and payment of bills in future versions of the MSN Payment Service. MICROSOFT agrees that the MSN Payment Service will be the exclusive Pay Anyone and Bill Presentment and Payment service it promotes as a feature of Hotmail. The parties acknowledge and agree that except as to promotions, there is no exclusivity with respect to Hotmail, and further that such exclusive promotion obligation shall not include any obligation to place any restrictions on a user's Hotmail account relating to receiving and paying bills from any source. Further, MICROSOFT shall not be restricted from implementing an open applications programming interface ("API") or other open system for secure email that may be used by third party providers of Pay Anyone and/or Bill Presentment and Payment as long as MICROSOFT does not promote as a feature of Hotmail any third party Pay Anyone and/or Bill Presentment and Payment service that uses such API or other open system as a feature of Hotmail.

         2.4 bCentral and Business Services. With respect to Pay Anyone and/or Bill Presentment and Payment services targeted at Businesses that may be offered by MICROSOFT (including without limitation on its "bCentral" site), MICROSOFT agrees that CHECKFREE shall be its Preferred Supplier of CHECKFREE Services for such solutions (but, for the avoidance of doubt, not its exclusive supplier). The parties acknowledge that in connection with such service MICROSOFT may offer an array of biller services, including without limitation (i) services to allow a business to pay invoices or bills it has received and make other payments from its DDA, and (ii) services to allow a business to issue its own invoices and bills.

         2.5 Transition Plan. The parties acknowledge that, as of the Effective Date, MICROSOFT has various existing plans, agreements, and strategies in place relating to Pay Anyone and Bill Presentment and Payment services that do not contemplate the relationship with CHECKFREE created by this Agreement. In connection with such transition, CHECKFREE shall support retention and transfer of user names, Automated Clearinghouse enrollments, and biller lists. On or before thirty (30) days after the Effective Date of this Agreement, MICROSOFT shall deliver to CHECKFREE a written transition plan detailing how MICROSOFT shall transition within a commercially reasonable time from its current strategies to meet its obligations under this Agreement. Notwithstanding anything to the contrary herein, MICROSOFT's obligations under this Agreement shall be subject to such transition plan, with the exception of MICROSOFT's revenue obligations as set forth in Section 7 herein (which obligations MICROSOFT shall meet regardless of the transition plan).

         2.6 Covenant Not to Sue For CHECKFREE Patents. CHECKFREE hereby covenants not to sue or otherwise bring or assert any claim against MICROSOFT that any MICROSOFT Services infringe any CHECKFREE Patent. In addition, CHECKFREE represents and warrants that no entity controlled by CHECKFREE shall sue or otherwise bring or assert any claim against MICROSOFT that any MICROSOFT Services infringe any CHECKFREE Patent.

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         2.7 Business Judgment. Subject only to Section 2.8 below, MICROSOFT may determine in its sole discretion (i) the design, features, and functionality of the MSN Payment System and all other MICROSOFT Services, and (ii) the nature and levels of development, implementation, integration, marketing, positioning, and commercial exploitation of the MSN Payment System and all other MICROSOFT Services.

         2.8 Prominence of MSN Payment System. MICROSOFT shall cause the MSN Payment System to be displayed equally or more prominently on MSN than any other competing Pay Anyone and/or Bill Presentment and Payment system(s) that may be hosted, distributed, or otherwise featured on MSN; provided, however, that such obligation shall not apply to banner advertisements, advertising sponsorships, and other such promotional placement opportunities of the type that MICROSOFT offers to third parties.

3.       EXCLUSIVITY

         During the term of this Agreement, MICROSOFT shall use the CHECKFREE PA and BPP Services on an exclusive basis in connection with any and all Pay Anyone and/or Bill Presentment and Payment services offered by MICROSOFT (or offered by a third party but branded by MICROSOFT), subject to the limitations set forth in Sections 2.2, 2.3, 2.4, and 2.5 above, and the following exceptions:

                  (a) If bills from a particular biller are not available from CHECKFREE, then nothing herein shall restrict MICROSOFT from acquiring and utilizing such bills from any available source. If such bills are delivered with accompanying payment functionality, MICROSOFT shall restrict such functionality to payment of the delivered bills to the extent feasible. If such bills are not delivered with accompanying payment functionality, MICROSOFT shall use the CHECKFREE PA and BPP Services for the payment of such bills to the extent possible.

                  (b) Nothing herein shall restrict MICROSOFT from developing, selling, and/or licensing tools, operating systems, applications, client-server platforms, and other services and technologies that may be used by licensees in connection with Pay Anyone and/or Bill Presentment and Payment services that such licensees develop or offer, but which products have not been designed specifically for such purpose. For example (but without limitation), Passport, BackOffice, and FrontPage are examples of technologies of this type.

                  (c) Subject to Section 5 herein, nothing herein shall restrict MICROSOFT from developing, selling, and/or licensing computer software products, including without limitation, operating systems, applications, client-server platforms, and networking products (e.g., MICROSOFT's Site Server Commerce Edition and BizTalk Server), that incorporate any functionality, including without limitation payment, invoicing, and/or bill presentment functionality. For example (but without limitation), nothing herein shall restrict MICROSOFT from developing, selling, and/or licensing a version of Site Server that contains payment functionality (although pursuant to Section 5, such product may need to integrate or otherwise interoperate with the CHECKFREE PA and BPP Services pursuant to the provisions of that section).

                  (d) Subject only to Sections 2.3 and 2.8, nothing herein shall restrict MICROSOFT from Hosting, distributing, advertising, or cross-promoting the Pay Anyone and/or Bill Presentment and Payment services of a third party, via distribution or transmission of

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computer software and/or informational content of such third party, where such
Hosting, distributing, advertising, or cross-promotional activities are generally conducted for other parties and the fee or consideration arrangements therefor are arms' length transactions of the type generally made. As used herein, "Hosting" means the transmission or publication of another's products or services, which may be accomplished through use of the Hosting party's equipment and facilities, where the Hosting party does not create or control the hosted products or services, but rather is acting as a transmitter or publisher of such products or services. Examples of such Hosting, distributing, advertising, or cross-promotion include, without limitation, MICROSOFT's distribution of client software for online services such as AOL in MICROSOFT Windows, MICROSOFT's arrangement of cross-promotional access to products and services such as the Wall Street Journal, cross-promotions in connection with Internet Explorer, MSN banner advertisements and content sponsorships, and MICROSOFT's Hosting on The MICROSOFT Network (MSN) of independently produced Web sites.

                  (e) Nothing herein shall restrict MICROSOFT from providing a service or product where the Bill Presentment and Payment system is an ancillary feature of an electronic merchandising business offered, operated or supported by MICROSOFT (e.g., an online shopping mall, etc.); or using a Bill Presentment and Payment system to provide bills to MICROSOFT's own customers for the product or service sold or provided by MICROSOFT or its Subsidiaries to such customers.

                  (f) Nothing herein shall restrict MICROSOFT from providing consulting services to any party in the ordinary course of its MICROSOFT Consulting Services business. The ordinary course of business for MICROSOFT Consulting Services involves implementation of MICROSOFT commercial software products, and does not include consulting on the overall design or overall development of a BPP or PA service.

                  (g) Nothing herein shall restrict MICROSOFT from fulfilling the obligations of any contract entered into prior to the Effective Date of this Agreement; provided, however, that MICROSOFT shall not make any discretionary renewal of any such prior contract that would otherwise violate the exclusivity provisions of this Agreement.

                  (h) Nothing here shall restrict MICROSOFT from acquiring any third party services or products for any MICROSOFT service or product that uses for its back end payment service requirements the CHECKFREE PA and BPP Services pursuant to this Agreement.

                  (i) Notwithstanding anything to the contrary herein, this
Section 3 shall be subject to the provisions of Section 18.6 (Performance Remedies).


4.       FUTURE SERVICES

         4.1 Future Services. Sections 2 and 3 herein set forth the agreement of the parties with respect to how MICROSOFT will use the CHECKFREE PA and BPP Services. This Section 4 sets forth the agreement of the parties with respect to whether and how MICROSOFT will use certain future CHECKFREE Services other than the CHECKFREE PA and BPP Services.

         4.2 Services Unavailable from CHECKFREE. MICROSOFT shall not be restricted from performing or securing any services from any third party provider if such services are unavailable from CHECKFREE. As used herein, services shall be deemed to be "unavailable

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from CHECKFREE" if, in response to MICROSOFT's request, CHECKFREE is not able to make a legally binding offer to perform such services to MICROSOFT's requirements at pricing specified by CHECKFREE, which offer commits CHECKFREE to deliver such services to MICROSOFT within ninety (90) days of MICROSOFT's request. Section 4.3 below sets forth the restriction in the event that such services are not unavailable from CHOPPPER.

         4.3 Services Available from CHECKFREE. MICROSOFT hereby agrees that CHECKFREE shall be the Preferred Supplier to the MSN Payment Service of CHECKFREE Services (other than CHECKFREE PA and BPP Services), if such services are available from CHECKFREE. As used herein, services shall be deemed to be "available from CHECKFREE" if, in response to MICROSOFT's request, CHECKFREE is able to make a legally binding offer to perform such services to MICROSOFT's requirements at pricing specified by CHECKFREE, which offer commits CHECKFREE to deliver such services to MICROSOFT within ninety (90) days of MICROSOFT's request. The following example illustrates this procedure: if MICROSOFT implements a feature of the MSN Payment System that requires back end DDA to DDA payment services (and CHECKFREE does not already exclusively provide such service as part of the CHECKFREE PA and BPP Services), then MICROSOFT shall notify CHECKFREE of its requirements in writing setting forth in reasonable detail the particular services desired, and CHECKFREE shall promptly respond whether such services are available from CHECKFREE. If they are, then the parties shall have the 90 day exclusive negotiation period in which to come to a written service level agreement therefor. If the parties agree thereon, then CHECKFREE shall supply such services to MICROSOFT pursuant to the terms of the service level agreement, which shall be executed as an addendum to this Agreement.

         4.4 Cooperation On Other Payment Capabilities. With respect to back end services other than for DDA to DDA payments, CHECKFREE and MICROSOFT agree to cooperate wherever commercially reasonable on jointly developing such new payment capabilities (e.g., "person to person" electronic payments, or forms of payment other than via the Automated Clearinghouse from a user's DDA) and making such new capabilities available for MICROSOFT Platforms and Web services. The parties must agree in writing prior to commencing any joint development work. All such cooperation is on a non-exclusive basis for both parties, unless otherwise agreed upon in writing for a particular project. In the event that the parties' agreed upon joint development results in services that CHECKFREE desires to sell to other customers, MICROSOFT agrees to cooperate wherever commercially reasonable with CHECKFREE to develop licensing terms which enable CHECKFREE to offer the MICROSOFT-developed portions as part of the product or service CHECKFREE sells to others.

         4.5 Annual PA and BPP Services Meetings. At least once per year, or by the request of either party twice per year, the parties shall meet to discuss MICROSOFT's anticipated needs for new PA and BPP services in the coming period, and CHECKFREE's plans to make new PA and BPP back end services available in that period. MICROSOFT shall in good faith disclose its plans to add PA and BPP services. After such meeting, CHECKFREE shall have the opportunity to implement commercial versions of such service(s) in light of MICROSOFT's plans, and, if CHECKFREE does implement such versions, Section 4.3 shall pertain as applicable.

         4.6 New CHECKFREE Features and Functionality. During the term of this Agreement, CHECKFREE shall offer to MICROSOFT all new services, features, and functionality that CHECKFREE makes available to any third party. Pricing and other material terms for such new services, features, and functionality shall be as set by CHECKFREE, subject to the provisions of Section 8.2.

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5.       MICROSOFT PLATFORM INTEGRATION OF CHECKFREE SERVICES

         To the extent that MICROSOFT provides payment, invoicing, and/or bill presentment functionality in any generally available MICROSOFT Internet and electronic commerce platforms and tools (e.g., MICROSOFT's Site Server Commerce Edition and BizTalk Server), and that functionality integrates or interoperates with third party services equivalent to the CHECKFREE PA and BPP Services, then MICROSOFT shall integrate or otherwise provide for interoperability with CHECKFREE PA and BPP Services on a non-exclusive basis, provided that: (i) CHECKFREE provides an Internet-based protocol for such purpose reasonably suitable to MICROSOFT's requirements, (ii) CHECKFREE utilizes a Windows NT-based re-distributable module with suitable APIs, or (iii) MICROSOFT and CHECKFREE agree on another method of interoperability.


6.       CHECKFREE PROTOCOLS

         CHECKFREE shall provide and maintain during the term of this Agreement suitable protocols as agreed upon by CHECKFREE and MICROSOFT, to enable MICROSOFT to develop, implement, and operate the MSN Payment Service, including without limitation protocols to communicate payment requests, access bill data, and submit bill data, etc. Except as otherwise agreed by the parties in writing, CHECKFREE shall grant to MICROSOFT functional access to the same protocol and/or functionality that it makes available to any third party, and make available to MICROSOFT all information related to such protocol no later than it makes such access and information available to any third party.


7.       FEES AND REVENUE GUARANTEE

         7.1 Fees. Actual fees owed by MICROSOFT for CHECKFREE PA and BPP Services shall be calculated according to the prices referenced in Section 8 herein, or as subsequently agreed in writing by the parties with respect to the CHECKFREE Services other than the CHECKFREE PA and BPP Services.

         7.2 Revenue Guarantee Amount. MICROSOFT guarantees minimum revenues to CHECKFREE from MICROSOFT's use of all CHECKFREE services in the total amount of One Hundred Twenty Million Dollars (US$120,000,000.00), with monthly guarantee amounts as follows:

                  Year 1            $1.0 million per month
                  Year 2            $1.5 million per month
                  Year 3            $2.0 million per month
                  Year 4            $2.5 million per month
                  Year 5            $3.0 million per month

"Year 1" shall mean a one year period commencing on the earlier of general public availability of the MSN Payment Services or one hundred twenty (120) days after the Effective Date, "Year 2" shall mean the one year period immediately following Year 1, and so forth.

         7.3 Minimum Guarantee Payments. The following shall apply in calculating amounts payable to CHECKFREE:

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                  (a) [*] Credit. MICROSOFT shall receive a credit during any month for revenue earned by CHECKFREE for bill presentment services in the amount of [*] for each bill that is delivered during such month to a MICROSOFT Services customer where CHECKFREE Services are used in paying that bill (the "[*] Credit"). In each month after the general public availability of the MSN Payment Services, the [*] Credit shall be applied to reduce the amount that would otherwise be owed to CHECKFREE attributable to such month.

                  (b) Carry Forward of Surpluses. To the extent that actual fees paid by MICROSOFT to CHECKFREE in any month exceed the applicable monthly revenue guarantee amount (without giving any effect to the application of the [*] Credit), MICROSOFT shall be entitled to apply the surplus amount to reduce the minimum guarantee amount in any future month.

                  (c) "Carry Back" or Shortfall Credit. To the extent that in any month MICROSOFT is required hereunder to pay to CHECKFREE any shortfall between actual fees payable and the applicable monthly revenue guarantee (after all adjustments allowed hereby, including application of the [*] Credit), such shortfall amounts may be applied by MICROSOFT as a credit against amounts payable in excess of the applicable monthly guarantee amount in any future month; provided, however, that no such credit shall be used more than 12 months after it accrued.

                  7.4 Reports and Payments. As soon as practicable after the end of each month, but in no event later than thirty (30) days after the end of each month, CHECKFREE shall deliver in writing to MICROSOFT (i) an invoice for actual fees payable for CHECKFREE services for that month, and (ii) a report to MICROSOFT detailing the total number of bills that CHECKFREE delivered in that month to users of MICROSOFT Services. The amount payable from MICROSOFT to CHECKFREE, if any, shall be the shortfall, if any, between the amount of actual fees payable for CHECKFREE Services during such month and the amount of the revenue guarantee for such month, reduced by the [*] Credit, if applicable. MICROSOFT shall calculate the amount payable to CHECKFREE for each month, but MICROSOFT shall pay CHECKFREE therefor on a calendar quarterly basis, with payments due net 30 days after the end of each calendar quarter.

         7.5 Conditions. MICROSOFT's obligation to make payments for shortfalls to CHECKFREE pursuant to Section 7.4 herein is conditioned on: (i) CHECKFREE performing all of its obligations under this Agreement in good faith; and (ii) CHECKFREE not taking any action that materially interferes with MICROSOFT's ability to commercially exploit the CHECKFREE PA and BPP Services; provided, however, that in the event of failure of any of conditions (i) or (ii) above, MICROSOFT shall be relieved of its obligation only to the extent that such actions or occurrences result in lower revenues generated than would otherwise have been the case but for such actions or occurrences. With respect to condition (ii) of this Section 7.5, MICROSOFT acknowledges that CHECKFREE will be in the business of providing payment services to customers in competition with the MICROSOFT Services, among others, and that such business activities conducted in the normal course shall not be considered actions that materially interfere with MICROSOFT's ability to commercially exploit the CHECKFREE PA and BPP Services. In the event MICROSOFT ceases or decreases such payments pursuant to an alleged violation of (i) or (ii), CHECKFREE may refer the matter as a Dispute under Section 21.11.

*Portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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8.       PRICING

         8.1 Wholesale Pricing. CHECKFREE shall supply to MICROSOFT the CHECKFREE PA and BPP Services at the wholesale pricing set forth in Exhibit 1 to this Agreement. As part of the CHECKFREE PA and BPP Services, CHECKFREE shall supply to MICROSOFT the Included Services (including customer support services) set forth in Exhibit 1.

         8.2 [*]


9.       CHECKFREE SUPPORT OF MICROSOFT PLATFORMS

         9.1 Biller Premises Software. CHECKFREE shall offer its biller premises software with Windows NT and SQL Server as its "Preferred Platform." "Preferred Platform" means that the version of CHECKFREE's biller premises software for Windows NT and SQL Server is (i) the most favorable version in terms of price, functionality, and performance characteristics (including functional capabilities) versus other versions that CHECKFREE may offer, and (ii) the First Version that CHECKFREE offers in the market (but only where such platform is available from MICROSOFT sufficiently in advance to give CHECKFREE a commercially reasonable opportunity to develop its products for such platform). "First Version" means that, subject to the limitations of this Section 9.1, CHECKFREE shall commercially release its biller premises software for Windows NT and SQL Server at least ninety (90) days in advance of commercially releasing any version of such software for any other platform. CHECKFREE's obligation under Section 9.1 shall be excused in regard to particular functionality and performance characteristics to the extent they are beyond CHECKFREE's reasonable control and are dictated by the corresponding functionality and performance in the Windows NT and SQL Server platform being sub-optimal as compared to competing operating system and database platforms.

         9.2 Bill Presentment and CSP Interface. CHECKFREE shall base a portion of its bill presentment or Consumer Services Provider ("CSP") interface (at its option) data center software on the following MICROSOFT platforms ("MICROSOFT Platforms"): Windows NT (including Windows 2000, which is the successor thereto for all purposes under this Agreement), SQL Server, COM (and other components of Windows 2000), and the BackOffice line of products.


* Portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

         9.3 Enhanced CSP Offerings. CHECKFREE and MICROSOFT agree to cooperate on developing and offering enhanced CSP capabilities to CHECKFREE customers, such as entering bill due dates in user's online calendar, delivering reminder notices and/or bills via email, managing user authentication via Passport, and other such capabilities as may be made generally available in MICROSOFT platform products or service offerings.

         9.4 Passport. MICROSOFT shall be CHECKFREE's Preferred Supplier for enhanced user authentication credential services (i.e., Passport), for use as a single sign-on authentication to access CHECKFREE services, to such CHECKFREE customers that wish to support user authentication usable by their customers at multiple Web sites in addition to or as an alternative to user authentication only honored at a single site.

         9.5 Access to Technical Information and Marketing Materials. MICROSOFT shall make available to CHECKFREE all reasonable technical information and marketing materials for the MICROSOFT Platforms to assist CHECKFREE in its development and market efforts. In addition, MICROSOFT shall allow CHECKFREE to participate in all technical and marketing programs for the MICROSOFT Platforms that are offered to MICROSOFT's best similarly-situated customers.


10.      NON-COMPETE

         10.1 Non-Compete. During the period beginning on the Effective Date and ending on the fifth anniversary of the Effective Date, and subject to the limitations set forth in Sections 2.2, 2.3, 2.4, and 2.5, MICROSOFT shall not, and shall ensure that its Subsidiaries do not:

                  (a) engage in any Exclusive Service;

                  (b) license any trademarks or trade names of MICROSOFT or its Subsidiaries for use, or permit any of trademarks or trade names of MICROSOFT or its Subsidiaries to be used in connection with any Exclusive Service;

                  (c) hold or acquire Capital Stock in any Person that is engaged in any Exclusive Service pursuant to the Agreement.

         10.2 Exceptions. Notwithstanding Section 10.1 herein, nothing herein shall restrict MICROSOFT from:

                  (a) owning solely as a passive investment not in excess of five percent (5%) in the aggregate of any class of Capital Stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or quoted on the NASDAQ National Market, regardless of whether or not such corporation is engaging in Exclusive Services; or

                  (b) either: (i) owning not in excess of twenty percent (20%) in the aggregate of any class of Capital Stock of any Person, provided that not more than twenty-five percent (25%) of such Person's consolidated revenues for its most recently completed fiscal year are derived from or directly supported by Exclusive Services, up to a limit of $25 million; or (ii) owning not in excess of ten percent (10%) in the aggregate of any class of Capital Stock of any Person, provided that not more than twenty-five percent (25%) of such Person's consolidated revenues for its most recently completed fiscal year are derived from or directly supported by

Exclusive Services (without dollar amount limit). In the event that the limits in (i) or (ii) of this Section 10.2(b) are exceeded, then within one hundred eighty (180) days after publication of such Person's financial statement for such fiscal year, MICROSOFT shall divest its interest in such Person; or

                  (c) purchasing and, following such purchase actively engaging in, any business that has a subsidiary, division, group, franchise or segment that is engaged in Exclusive Services so long as on the date of such purchase:
(i) not more than twenty-five percent (25%) of the consolidated revenues of such business are derived from Exclusive Services and (ii) MICROSOFT divests itself of the Exclusive Services within twelve (12) months after the date of such purchase;

                  (d) fulfilling the obligations of any contract entered into prior to the Effective Date of this Agreement; provided, however, that: (i)
Exhibit 5 sets forth the names of the contracts that would conflict with Section 3 (Exclusivity) or Section 10 (Non-Compete) but for this Section 10.2(d), to the Knowledge of the MICROSOFT members of the Designated Group (as that term is defined in the Merger Agreement); and (ii) in the event that after entering into this Agreement MICROSOFT discovers contracts that so conflict, MICROSOFT agrees that it shall not make any discretionary renewal of any such prior contract; or

                  (e) engaging in any activity in connection with a service or product that uses for its back end payment service requirements the CHECKFREE PA and BPP Services pursuant to this Agreement.

         10.3 Injunctive Relief. MICROSOFT acknowledges that monetary damages may not be a sufficient remedy for breach of this Section 10 and that CHECKFREE shall be entitled, without waiving any other rights or remedies, to seek injunctive or equitable relief from the arbitrator pursuant to Section 21.11.

         10.4 Performance Remedies. Notwithstanding anything to the contrary herein, this Section 10 shall be subject to the provisions of Section 18.6 (Performance Remedies).


11.      BRANDING

         11.1 MICROSOFT Branding. MICROSOFT, in its sole discretion, shall brand and market the MICROSOFT Services.

         11.2 No Trademark License. Nothing herein shall constitute a license to use the other party's trademarks or trade names. Neither party shall use any trademark or trade name owned by the other party in a manner prohibited by applicable law without the other party's prior written consent.


12.      MICROSOFT CUSTOMER INFORMATION

         12.1 MICROSOFT Customer Information. As between MICROSOFT and CHECKFREE, MICROSOFT is the sole owner of the names, identities, account information, transaction information, and all other information relating in any way to the end users of the MICROSOFT Services ("MICROSOFT Customer Information"). CHECKFREE agrees that it shall use the MICROSOFT Customer Information for the sole purpose of providing the CHECKFREE Services, and for no other purposes whatsoever. CHECKFREE agrees that it shall not send electronic mail to end users of the MICROSOFT Services as part of providing the CHECKFREE Services, except as is required by this Agreement or as may be consented to by MICROSOFT. CHECKFREE shall not sell, license, rent, disclose, or otherwise transfer any MICROSOFT Customer Information except to the extent actually necessary to perform the CHECKFREE Services and to comply with all applicable laws and regulations. CHECKFREE shall provide all reasonable assistance to MICROSOFT in complying with and enforcing MICROSOFT's then-current privacy policy(ies) for the MICROSOFT Services.

         12.2 Return Upon Termination. Upon termination of this Agreement for any reason, upon request from MICROSOFT, CHECKFREE shall promptly deliver to MICROSOFT or destroy (at MICROSOFT's election) all MICROSOFT Customer Information, and certify in writing to MICROSOFT that CHECKFREE has not retained any such information except as required to comply with applicable laws and regulations. Upon the termination of this Agreement for any reason, at MICROSOFT's request, CHECKFREE shall use commercially reasonable efforts to enable the transition of MICROSOFT customers to MICROSOFT or MICROSOFT's designee.


13.      GEOGRAPHIC SCOPE

         13.1 General. Except for the obligations set forth in Sections 9 and 10 (which shall be worldwide in scope), all obligations under this Agreement shall apply only to the provision of services primarily targeted at users in (a) the United States (with respect to Pay Anyone and BPP services), (b) Canada (with respect to BPP services but not Pay Anyone services), and (c) Australia and New Zealand (with respect to BPP services but not Pay Anyone services).

         13.2 Platform Support and Noncompete. The obligations of each party under Sections 9 and 10 shall apply to the provision of services to users worldwide.


14.      REPRESENTATIONS AND WARRANTIES

         14.1 MICROSOFT Representations and Warranties. MICROSOFT hereby represents and warrants as follows:

                  (a) MICROSOFT is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

                  (b) MICROSOFT is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

                  (c) This Agreement is a legal and valid obligation binding upon MICROSOFT and enforceable according to its terms. The execution, delivery and performance of this Agreement according to its terms by MICROSOFT does not conflict with any agreement, instrument or understanding, oral or written, to which MICROSOFT is a party or by which MICROSOFT may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

                  (d) Any information, materials, software or services furnished by MICROSOFT to CHECKFREE pursuant to this Agreement are on an "as is" basis, and MICROSOFT MAKES NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER INCLUDING, BUT NOT LIMITED TO, A WARRANTY OF FITNESS FOR PURPOSE OR OF MERCHANTABILITY, OR OF RESULTS OBTAINED BY A PARTY'S USE OF ANY INTELLECTUAL PROPERTY DEVELOPED OR LICENSED UNDER THIS AGREEMENT.

         14.2 CHECKFREE Representations and Warranties. CHECKFREE hereby represents and warrants as follows:

                  (a) CHECKFREE is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

                  (b) CHECKFREE is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

                  (c) This Agreement is a legal and valid obligation binding upon CHECKFREE and enforceable according to its terms. The execution, delivery and performance of this Agreement according to its terms by CHECKFREE does not conflict with any agreement, instrument or understanding, oral or written, to which CHECKFREE is a party or by which CHECKFREE may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

                  (d) CHECKFREE warrants the CHECKFREE PA and BPP Services as set forth in Exhibit 3. The CHECKFREE warranties of the CHECKFREE Services other than the CHECKFREE PA and BPP Services shall be as agreed by the parties.

                  (e) Except as provided in Section 14.2(d) herein, any information, materials, software or services furnished by CHECKFREE to MICROSOFT pursuant to this Agreement are on an "as is" basis, and CHECKFREE MAKES NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER INCLUDING, BUT NOT LIMITED TO, A WARRANTY OF FITNESS FOR PURPOSE OR OF MERCHANTABILITY, OR OF RESULTS OBTAINED BY A PARTY'S USE OF ANY INTELLECTUAL PROPERTY DEVELOPED OR LICENSED UNDER THIS AGREEMENT.


15.      INDEMNIFICATION

         15.1 Intellectual Property Indemnification by MICROSOFT.

                  (a) MICROSOFT agrees to defend CHECKFREE against, and pay the amount of any adverse final judgment or settlement to which MICROSOFT consents resulting from, any third party claim(s) ("MICROSOFT Indemnified Claims") that any MICROSOFT Services, or any portion thereof, infringes any third party patent, copyright, trademark or trade secret right; provided that MICROSOFT is notified promptly in writing of the MICROSOFT Indemnified Claim and has sole control over its defense and settlement, and CHECKFREE provides reasonable assistance in the defense and/or settlement of such claim.

                  (b) Notwithstanding Section 15.1(a) or 15.2(b), MICROSOFT shall have no liability for any intellectual property infringement claim (including a MICROSOFT Indemnified Claim) that arises as a result of (i) CHECKFREE's use of MICROSOFT Services after a reasonable time from MICROSOFT's written notice that CHECKFREE should cease such use due to such a claim; or (ii) CHECKFREE's combination of MICROSOFT Services with non-MICROSOFT intellectual property, to the extent such claim results from such combination; or (iii) CHECKFREE's adaptation or modification of any MICROSOFT Services. For all claims described in subsections (i)-(iii) of this Section 15.1(b), CHECKFREE agrees to defend MICROSOFT against, and pay the amount of any adverse final judgment or settlement to which CHECKFREE consents resulting from, such claims, provided that CHECKFREE is notified promptly in writing of such a claim and CHECKFREE has sole control over its defense or settlement, and MICROSOFT provides reasonable assistance in the defense and/or settlement of such claim.

                  (c) In the event MICROSOFT receives information concerning an intellectual property infringement claim (including a MICROSOFT Indemnified Claim) related to MICROSOFT Services, MICROSOFT may at its expense, without obligation to do so, either (i) procure for CHECKFREE the right to continue to use the alleged infringing portion thereof, or (ii) replace or modify the MICROSOFT Services so as to make them non-infringing, and in which case, CHECKFREE shall thereupon cease use of the alleged infringing version of the MICROSOFT Services.

                  (d) This Section 15.1 shall have no application to any claim against CHECKFREE arising out of or in any way connected with any use or sublicense by CHECKFREE of technology and intellectual property licensed by MICROSOFT to CHECKFREE pursuant to the License Agreement (as defined in the Merger Agreement) to which MICROSOFT is a party.

         15.2 Intellectual Property Indemnification by CHECKFREE.

                  (a) CHECKFREE agrees to defend MICROSOFT against, and pay the amount of any adverse final judgment or settlement to which CHECKFREE consents resulting from, any third party claim(s) ("CHECKFREE Indemnified Claims") that any CHECKFREE Services, or any portion thereof, infringes any third party patent, copyright, trademark or trade secret right; provided that CHECKFREE is notified promptly in writing of the CHECKFREE Indemnified Claim and has sole control over its defense and settlement, and MICROSOFT provides reasonable assistance in the defense and/or settlement of such claim.

                  (b) Notwithstanding Section 15.2(a) or 15.1(b), CHECKFREE shall have no liability for any intellectual property infringement claim (including a CHECKFREE Indemnified Claim) that arises as a result of (i) MICROSOFT's use of CHECKFREE Services after a reasonable time from CHECKFREE's written notice that MICROSOFT should cease such use due to such a claim; or (ii) MICROSOFT's combination of CHECKFREE Services with non-CHECKFREE intellectual property; or (iii) MICROSOFT's adaptation or modification of any CHECKFREE Services. For all claims described in subsections (i)-(iii) of this Section 15.2(b), MICROSOFT agrees to defend CHECKFREE against, and pay the amount of any adverse final judgment or settlement to which MICROSOFT consents resulting from, such claims, provided that MICROSOFT is notified promptly in writing of such a claim and MICROSOFT has sole control over its defense or settlement, and CHECKFREE provides reasonable assistance in the defense and/or settlement of such claim.

                  (c) In the event CHECKFREE receives information concerning an intellectual property infringement claim (including a CHECKFREE Indemnified Claim) related to CHECKFREE Services, CHECKFREE may at its expense, without obligation to do so, either (i) procure for MICROSOFT the right to continue to use the alleged infringing portion thereof, or (ii) replace or modify the CHECKFREE Services so as to make them non-infringing, and in which case, MICROSOFT shall thereupon cease use of the alleged infringing version of the CHECKFREE Services.

         15.3 General Indemnification. Except with respect to any third party claims addressed by Sections 15.1 or 15.2 (Intellectual Property Indemnification), each party (the "Indemnifying Party") shall indemnify and hold harmless the other party (the "Indemnified Party") against all losses, liabilities, damages, claims, suits, costs, or expenses (including reasonable outside attorney's fees) for third party claims arising out of the Indemnifying Party's products and services performed pursuant to this Agreement, except to the extent that such claims arise from the gross negligence or willful misconduct of the Indemnified Party.


16.      LIMITATION OF LIABILITY

         Notwithstanding anything to the contrary contained in this Agreement, the following limitations of liability shall apply to this Agreement:

                  (a) Except for MICROSOFT's liability to CHECKFREE pursuant to
Section 15 (Indemnification) herein, liability to CHECKFREE for breach of Sections 3 (Exclusivity) and 10 (Non-Compete), and except for actual amounts payable by MICROSOFT to CHECKFREE pursuant to Section 7 (Fees and Revenue Guarantee), MICROSOFT's liability to CHECKFREE arising out of this Agreement or any transaction contemplated hereby, regardless of whether such claim is made on the basis of contract, tort, or other theory, shall be limited to [*].

                  (b) Except for CHECKFREE's liability to MICROSOFT pursuant to
Section 15 (Indemnification) herein, CHECKFREE's liability to MICROSOFT arising out of this Agreement or any transaction contemplated hereby, regardless of whether such claim is made on the basis of contract, tort, or other theory, shall be limited to the greater of [*] or [*] percent ([*]%) of total amounts paid by MICROSOFT under this Agreement.

                  (c) MICROSOFT's aggregate liability to CHECKFREE for claims covered by Section 15 (Indemnification) shall be limited as follows: (i) liability for copyright claims shall be limited to [*] (ii) liability for patent claims shall be limited to [*] and (iii) liability for all other claims shall be limited to [*].

                  (d) CHECKFREE's aggregate liability to MICROSOFT for claims covered by Section 15 (Indemnification) shall be limited as follows: (i) liability for copyright claims shall be limited to [*] (ii) liability for patent claims shall be limited to the greater of [*] or [*] percent ([*]%) of total amounts paid by MICROSOFT under this Agreement; and (iii) liability for all other claims shall be limited to the greater of [*] or [*] percent ([*]%) of total amounts paid by MICROSOFT under this Agreement.


* Portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                  (e) MICROSOFT's aggregate liability to CHECKFREE for breach of Sections 3 (Exclusivity) and 10 (Non-Compete) shall be limited as follows:

                           (i) MICROSOFT shall not be liable for any breach of Sections 3 (Exclusivity) and 10 (Non-Compete) that is cured within six
         (6) months of CHECKFREE's notice to MICROSOFT thereof;

                           (ii) MICROSOFT shall not be liable for any breach of Sections 3 (Exclusivity) or 10 (Non-Compete) unless CHECKFREE's damages resulting from any and all such breaches exceed [*] and then only to the extent of such excess, subject to Section 16(e)(iii).

                           (iii) In no event shall MICROSOFT's aggregate liability for breaches of Sections 3 (Exclusivity) and 10 (Non-Compete) [*].

                  (f) Each Indemnified Party releases each Indemnifying Party from all obligations, liability, claims or demands in excess of the applicable limitation. The parties acknowledge that other parts of this Agreement rely upon the inclusion of this Section 16. EXCEPT (i) WITH RESPECT TO BREACHES OF SECTION 17.3, AND (ii) FOR lost profits (but no other consequential, incidental, or special damages) RESULTING FROM MICROSOFT's BREACH OF SECTIONS 3 (EXCLUSIVITY) AND 10 (NON-COMPETE), To the maximum extent permitted by law, neither party shall be liable to the other for any indirect, special, consequential, or punitive damages of any nature, even if advised of the possibility thereof.

                  (g) Where commercially reasonable, each party shall use good faith efforts to notify the other in the event of liabilities that would exceed the liability limits of this Section 16. Each party shall use reasonable efforts to mitigate damages for which the other party is responsible.


17.      PUBLIC ANNOUNCEMENTS, AND NON-DISCLOSURE

         17.1 Joint Announcement on Agreement. The parties agree that any announcement concerning the execution of the Agreement shall be a mutually agreed upon joint announcement.

         17.2 Legally Required Announcements. Either of the parties may at any time make announcements which are required by applicable law, regulatory bodies, or stock exchange or stock association rules, so long as the party so required to make the announcement, promptly upon learning of such requirement, notifies the other party of such requirement and discusses with the other party in good faith the exact wording of any such announcement.

         17.3 Non-Disclosure Agreement. MICROSOFT and Checkfree Corporation have entered into a Non-Disclosure Agreement dated November 2, 1999 (attached as
Exhibit 4). The terms of such non-disclosure agreement (other than Sections 4(f) and 4(g)) shall be deemed to apply to the parties to this Agreement and incorporated herein, and all terms and conditions of this Agreement shall be deemed Confidential Information as defined therein. The terms of this Agreement shall control over any conflicting terms of the Non-Disclosure Agreement.


* Portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

18. TERM, RENEWAL, TERMINATION, CHANGE OF CONTROL, SURVIVAL, AND PERFORMANCE REMEDIES

         18.1 Term. The Agreement shall commence on the Effective Date, and shall continue until after the earlier of (a) five (5) years after the general public availability of the MSN Payment Services, or (b) five (5) years and one hundred twenty (120) days after the Effective Date (the "Term").

         18.2 Renewal. This Agreement may be renewed by the mutual written agreement of the parties.

         18.3 Termination for Cause. In the event either party shall materially fail to perform or comply with this Agreement or any provision thereof, the other party may give notice of default to the breaching party, in which case the parties shall immediately confer in good faith to discuss resolution of the default. If, however, the breaching party fails to remedy the default within sixty (60) days after the receipt of notice thereof, then the other party shall have the right, at its sole option and upon written notice to the defaulting party, to terminate this Agreement. Any notice of default hereunder shall be prominently labeled "NOTICE OF DEFAULT," and delivered as required by Section
21.5 herein. The rights and remedies provided in this section shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement.

         18.4 Change of Control. MICROSOFT shall have the right (but not the obligation) to terminate this Agreement in the event of a Change of Control of CHECKFREE. "Change of Control" shall mean any of the following with respect to CHECKFREE or any of its Subsidiaries: (i) the acquisition either directly or indirectly, by any third person other than the entities named in Exhibit 6 hereto or successors thereto, of more than thirty percent (30%) of the Capital Stock regularly entitled to vote on all matters subject to stockholder vote;
(ii) any merger or consolidation with a third person other than the entities named in Exhibit 6 hereto or successors thereto whereby the stockholders of CHECKFREE or any of its Subsidiaries, as applicable, as of the Effective Date, cease to own at least seventy percent (70%) of the Capital Stock of the surviving entity regularly entitled to vote on all matters subject to stockholder vote; (iii) the acquisition either directly or indirectly, by any entity named in Exhibit 6 hereto or successors thereto, of more than twenty percent (20%) of the Capital Stock regularly entitled to vote on all matters subject to stockholder vote; (iv) any merger or consolidation with an entity named in Exhibit 6 hereto or successors thereto whereby the stockholders of CHECKFREE or any of its Subsidiaries, as applicable, as of the Effective Date, cease to own at least eighty percent (80%) of the Capital Stock of the surviving entity regularly entitled to vote on all matters subject to stockholder vote; or
(v) the transfer (or attempted transfer) to any third person of this Agreement, or of all, or substantially all, of the assets of CHECKFREE or any of its Subsidiaries, as applicable. In the event that MICROSOFT elects to terminate the Agreement pursuant to this Section 18.4, MICROSOFT shall pay to CHECKFREE fifty percent (50%) of the then-remaining revenue guarantee amounts, payable within sixty (60) days of the effective date of such termination.

         18.5 Survival. The following sections shall survive any expiration or termination of this Agreement: 12, 15, 16, 17.3, 18.4, 19, 20 (with respect to fees occurring prior to expiration or termination), and 21. To the extent any fees payable to CHECKFREE under Section 7 have accrued prior to such expiration or termination, such fees shall remain due and payable to CHECKFREE after such expiration or termination.

         18.6 Performance Remedies. In addition to all other rights and remedies in this Agreement, MICROSOFT shall be entitled to the performance remedies set forth in Exhibit 7.

19.      RIGHTS AND OBLIGATIONS ON EXPIRATION

         Upon expiration of this Agreement at the end of the Term, the following provision shall apply: in order to assure reasonable continuity of service for consumers, MICROSOFT shall be entitled to at least 180 days notice from CHECKFREE (i) prior to the end of the Term if CHECKFREE does not intend to renew this Agreement, or (ii) prior to any termination of the CHECKFREE Services, beginning on the date that CHECKFREE notifies MICROSOFT thereof. If CHECKFREE fails to provide such 180 day notice, then CHECKFREE shall continue to provide the CHECKFREE Services for a period after the expiration of the Term or the termination of this Agreement equal to the difference between 180 days and the number of days prior to such expiration or termination that CHECKFREE in fact gave notice to MICROSOFT.


20.      AUDITS

         20.1 Records. MICROSOFT agrees to keep proper records and books of account and all proper entries therein relating to fees due CHECKFREE for the CHECKFREE Services. CHECKFREE agrees to keep proper records and books of account and all proper entries therein relating to the number of bills attributable to MICROSOFT users pursuant to Section 7.4 herein.

         20.2 Audits of MICROSOFT. CHECKFREE may cause an audit to be made, at CHECKFREE's expense, of MICROSOFT's applicable records in order to verify statements rendered hereunder. Any such audit shall be conducted only by a third party independent certified public accountant (other than on a contingency fee basis) after prior written notice to MICROSOFT, and shall be conducted during regular business hours at MICROSOFT's offices and in such a manner as not to interfere with MICROSOFT's normal business activities. In no event shall an audit with respect to any statement commence later than eighteen (18) months from the date of the statement involved, nor shall the audits be made hereunder more frequently than once annually, nor shall the records supporting any statements be audited more than once. The results of any such audit shall be subject to the nondisclosure obligations set forth in this Agreement. In the event that CHECKFREE makes any claim against MICROSOFT with respect to such audit, CHECKFREE hereby agrees to make available to MICROSOFT, upon request, the detailed results of the audit as prepared for CHECKFREE by its accountant.

         20.3 Audits of CHECKFREE. MICROSOFT may cause an audit to be made, at MICROSOFT's expense, of CHECKFREE's applicable records in order to verify statements rendered hereunder. Any such audit shall be conducted only by a third party independent certified public accountant (other than on a contingency fee basis) after prior written notice to CHECKFREE, and shall be conducted during regular business hours at CHECKFREE's offices and in such a manner as not to interfere with CHECKFREE's normal business activities. In no event shall an audit with respect to any statement commence later than eighteen (18) months from the date of the statement involved, nor shall the audits be made hereunder more frequently than once annually, nor shall the records supporting any statements be audited more than once. The results of any such audit shall be subject to the nondisclosure obligations set forth in this Agreement. In the event that MICROSOFT makes any claim against CHECKFREE with respect to such audit, MICROSOFT hereby agrees to make available to CHECKFREE, upon request, the detailed results of the audit as prepared for MICROSOFT by its accountant.

21.      GENERAL

         21.1 Compliance with Laws. Each party shall bear the obligation of its own compliance with applicable laws and regulations, provided that each party shall communicate to the other any relevant legal issues of which it becomes aware.

         21.2 Applicability To Subsidiaries. Each of MICROSOFT and CHECKFREE shall cause its Subsidiaries to comply with all of the terms of this Agreement, subject to all geographic and scope limitations as set forth herein.

         21.3 Governing Law. This Agreement shall be construed and controlled by the laws of the State of New York.

         21.4 Attorneys' Fees. If either MICROSOFT or CHECKFREE employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, including expert witness fees.

         21.5 Notices and Requests. All notices and requests in connection with this Agreement shall be deemed given as of the day they are sent by overnight courier, charges prepaid, with a confirming fax; and addressed as follows:

                  CHECKFREE:        CHECKFREE CORPORATION
                                    411 E Jones Bridge Road
                                    Norcross, GA 30092

                  Attention:        Chief Executive Officer
                  Fax:              (678) 375-3010
                  Phone:            (678) 375-1600

                  With a cc to:     General Counsel
                  Fax:              (678) 375-3633
                  Phone:            (678) 375-3632


                  With a cc to:     SIMPSON THACHER & BARLETT
                                    3373 Hillview Avenue
                                    Suite 250
                                    Palo Alto, CA 94304
                  Attn:             Daniel Clivner
                                    Rich Capelouto
                  Fax:              (650) 251-5002
                  Phone:            (650) 251-5000

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
                  MICROSOFT:        MICROSOFT CORPORATION
                                    One Microsoft Way
                                    Redmond, WA  98052-6399

                  Attention:        Senior VP, Consumer Group

                  with a cc to:     MICROSOFT CORPORATION
                                    One Microsoft Way
                                    Redmond, WA  98052-6399

                  Attention:        Law & Corporate Affairs Department
                                    Product Development and Marketing Group
                  Fax:              (425) 936-7329

or to such other address as the party to receive the notice or request so designates by written notice to the other.

         21.6 No Assignment. Neither MICROSOFT nor CHECKFREE may assign this Agreement, or any portion thereof, to any third party unless the other party expressly consents to such assignment in writing. Any attempted assignment without such consent shall give the non-assigning party the right to terminate this Agreement effective upon written notice. Notwithstanding the foregoing, but subject to termination pursuant to Section to 18.4, either party hereto may assign this Agreement to a third party successor as part of the merger with, sale to, or transfer of substantially all of the assets of the assigning party to such third party. Subject to the provisions of this Section 21.6, this Agreement shall be binding upon and will inure to the benefit of any successor entity that carries on the business that is the subject of this Agreement.

         21.7 Legal Relationship. The parties to this Agreement are independent contractors, and no partnership, joint venture, employment, agency, franchise, or other form of agreement or relationship is intended.

         21.8 Severability. In the event that any provision of this Agreement is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. The parties intend that the provisions of this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, the parties agree that if any provisions are deemed not enforceable, they shall be deemed modified to the extent necessary to make them enforceable.

         21.9 Entire Agreement, Modifications, No Offer. The parties hereto agree that this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent hereto and signed on behalf of CHECKFREE and MICROSOFT by their duly authorized representatives. Neither this Agreement nor any written or oral statements related hereto constitute an offer, and this Agreement shall not be legally binding until executed by both parties hereto.

         21.10 Binding Effect. Subject to the limitations herein before expressed, this Agreement shall inure to the benefit of and be binding upon the parties, their successors, administrators, heirs, and permitted assigns.

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
         21.11 Dispute Resolution. The parties shall resolve all Disputes according to the provisions as set forth in Exhibit 2 hereto.

         21.12 Force Majeure. If either party to this Agreement is effectively prevented from performing any of its obligations as a result of an event or circumstance, other than economic factors, that is beyond its reasonable control (including without limitation fire, flood, earthquake, elements of nature, acts of God, acts of war, terrorism, riots, civil disorders, rebellions, and power outages) and which event or circumstance was either (i) unforeseeable, or (ii) foreseeable, but could not have been avoided, prevented or overcome through the exercise of reasonable diligence, then those obligations so affected shall be suspended for the duration of such contingency, but in no event longer than ninety (90) days.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

MICROSOFT CORPORATION                       CHECKFREE CORPORATION


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By  (sign)                                  By (sign)

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Name (Print)                                Name (Print)

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Title                                       Title

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Date                                        Date

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